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Exhibit 10.2

JKC GROUP, INC.

2002 STOCK OPTION PLAN

        1.    The Plan. The 2002 Stock Option Plan (the "Plan") of JKC Group, Inc. (the "Company") has been adopted by the board of directors of the Company (the "Board") in connection with the Company's acquisition (the "Acquisition") of Magic Lantern Communications Ltd. ("Lantern") to provide for the grant of options ("Options") to acquire shares of the Company's common Stock, $.01 par value ("Common Stock"). Options granted under the Plan are not intended to be treated as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.    Purpose. The purpose of the Plan is to provide an incentive to selected officers, directors and key employees of Lantern, its parent companies, MagicVision Media, Inc. and the Company, and its subsidiaries, TutorBuddy Inc. and Sonoptic Technologies Inc. (collectively, the "Lantern Group"), to acquire or increase their proprietary interest in the Company, to continue their services to Lantern Group and to increase their efforts on its behalf.

        3.    Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), which shall have plenary authority in its discretion, subject only to the express provisions of the Plan and of Code section 422, to (a) select the recipients of Options ("Grantees"), (b) determine the number of shares of Common Stock subject to each Option and terms of the Option issued to each Grantee, (c) adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings, (d) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan and (e) amend certain terms of the Plan as provided in Section 9. Except as provided in Section 7, in granting Options under the Plan, the Committee shall consider the position held by the Grantee with the Lantern Group, the nature and value of his or her services and accomplishments, the present and potential contribution of the Grantee to the success of the Lantern Group and any other factors that the Committee may deem relevant. All decisions of the Committee on the foregoing matters shall be final and binding upon all persons.

        4.    Effectiveness and Termination of Plan. The Plan shall become effective upon the consummation of the Acquisition (the "Closing"). The Plan shall terminate on the earliest of (a) the fifth anniversary of the Closing, (b) the date when all shares of Common Stock reserved for issuance under the Plan shall have been acquired through exercise of Options granted under the Plan or (c) such earlier date as the Board may determine. Any Option outstanding at the time the Plan terminates shall remain in effect in accordance with its terms and conditions and those of the Plan.

        5.    The Common Stock. The aggregate number of shares of Common Stock issuable under the Plan shall be 4,500,000 or the number and kinds of shares of capital stock or other securities substituted for the Common Stock as provided in Section 8. The aggregate number of shares of Common Stock issuable under the Plan may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of shares of Common Stock held in or acquired for the treasury of the Company. All shares of Common Stock subject to an Option that terminates unexercised for any reason may thereafter be subjected to a new Option under the Plan.

        6.    Option Agreement. Each Grantee shall enter into a written agreement with the Company setting forth the terms and conditions of the Option issued to the Grantee, consistent with the Plan, substantially in the form annexed hereto as Annex A (each, an Option Agreement"). No Grantee shall have rights in any Option unless and until a written Option Agreement is entered into with the Company.

        7.    Grant, Terms and Conditions of Options. (a) Initial Grants. In accordance with the Acquisition agreement, Options shall be issued at the Closing to the following Grantees, exercisable for the respective number of shares of Common Stock set forth opposite their names below ("Initial Grants") for a term of up to three years, subject to the vesting provisions of Section 7(d), at an exercise prices equal to the closing price of the Common Stock on the American Stock Exchange (the "AMEX") on the trading day immediately preceding the Closing:

Name of Grantee	Shares Subject to Initial Grant

Additional Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as provided in Section 7(a), Options granted under the Plan shall be subject to the following terms and conditions:

          (b)  Price. The exercise price of an Option shall be no less than the fair market value of the Common Stock, without regard to any restriction, at the time the Option is granted. The fair market value of the Common Stock at the time of the grant shall be: (i) the closing price of the Common Stock on the trading day immediately preceding the date of the grant (the "Valuation Date") if the Common Stock is listed on a national securities exchange or the Nasdaq National Market ("NNM"); (ii) the average of the closing bid and asked prices for the Common Stock on the Valuation Date if the Common Stock is not listed on a national securities exchange or the NNM but is traded over-the-counter; or (iii) such value as the Committee shall in good faith determine if the Common Stock is neither listed on a national securities exchange or the NNM nor traded in the over-the-counter market. If the Common Stock is listed on a national exchange or the NNM or is traded over-the-counter but is not traded on the Valuation Date, then the price shall be determined by the Committee by applying the principles contained in applicable Treasury Regulations. The fair market value of the Common Stock shall be determined by, and in accordance with, procedures to be established by the Committee, whose determination shall be final.

          (c)  Payment for Common Stock. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash by check, (ii) with securities of the Company owned for at least six months by, and in the possession of, the Grantee or (iii) any combination of cash and securities of the Company. Securities of the Company used to satisfy the exercise price of an Option shall be valued at their fair market value determined in accordance with Section 7(b). The exercise price shall not be subject to adjustment, except as provided in Section 8.

          (d)  Duration and Exercise of Options. Options may be exercisable for terms of up to but not exceeding three years from the date of grant. Options shall be exercisable in one-third cumulative annual installments, commencing six months after the date of grant, provided that an unvested Option shall automatically become 100% vested upon any Change of Control (as defined below) or any action by the Board in contemplation of a transaction that would result in a Change of Control. Change of Control shall mean an event or series of events by which (i) any person (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities of the Company, (ii) the Company conveys, transfers, sells or leases all or substantially all of its assets to any person other than to a wholly owned subsidiary of the Company, (iii) the shareholders of the Company approve any plan of liquidation or dissolution of the Company or (iv) during any period of 12 consecutive months, individuals who, at the beginning of that period, constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Common Stockholders of the Company, as applicable, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

          (e)  Termination of Employment. Except as otherwise determined by the Committee at the time of an Option grant and provided in the related Option Agreement, (a) upon the termination of a Grantee's employment or directorship for any reason other than Cause (as defined below), the Grantee may, within three months following termination, exercise the Option for all or any part of the shares subject thereto in which the right to purchase Common Stock had accrued or vested at the time of termination of employment, and (b) if the employment or directorship of a Grantee is terminated for Cause, the Grantee's rights under any then outstanding Option shall terminate at the time of termination. "Cause" shall mean the Grantee's material malfeasance or nonfeasance in the performances of his duties as a director, officer or employee of the Company.

          (f)    Transferability of Option. No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee's lifetime only by the Grantee.

          (g)  Other Terms and Conditions. Option agreements may contain any other provisions not inconsistent with the Plan that the Committee deems appropriate.

        8.    Adjustment for Changes in the Common Stock. (a) Changes in Common Stock. In the event the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or a successor of the Company (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each share of Common Stock theretofore or thereafter subject to an Option the number and kind of shares of capital stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which the holder of each such share shall be entitled, as the case may be. The price and other terms of outstanding Options shall also be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Common Stock, or of any capital stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

          (b)  Fractional Shares. Fractional shares resulting from any adjustment in Options pursuant to this Section 8 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option that shall have been so adjusted, and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

          (c)  Extraordinary Transactions. Notwithstanding Section 8(a), in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company with or into any other Company, or the merger or consolidation of any other entity into the Company, or the making of a tender offer to purchase all or a substantial portion of outstanding Common Stock, the Committee shall have the power to amend all outstanding Options (upon such conditions as it shall deem appropriate) to (i) permit the exercise of Options prior to the effective date of the transaction and to terminate all unexercised Options as of that date, or (ii) require the forfeiture of all Options, provided the Company pays to each Grantee the excess of the fair market value of the Common Stock subject to the Option, determined in accordance with Section 7(b), over the exercise price of the Option, or (iii) make any other provisions that the Committee deems equitable.

        9.    Amendment of the Plan. The Committee may amend the Plan, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the Company's shareholders; provided that, except as provided in Section 8 and this Section 9, unless the Company's shareholders shall have first approved thereof, (a) the total number of shares of Common Stock subject to the Plan shall not be increased, (b) no Option shall be exercisable more than three years after the date it is granted, (c) the expiration date of the Plan shall not be extended and (d) no amendment shall (i) permit the exercise price of any Option to be less than the fair market value of the Common Stock at the time of grant, (ii) increase the number of shares of Common Stock to be received on exercise of an Option, (iii) materially increase the benefits accruing to a Grantee under an Option or (iv) modify the eligibility requirements for participation in the Plan.

        10.  Interpretation and Construction. The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

        11.  Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan will be used for general corporate purposes.

        12.  No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

        13.  Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any Grantee.

        14.  Expenses of the Plan. All of the expenses of administering the Plan shall be paid by the Company.

        15.  Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Common Stock issuable upon exercise of an Option unless and until it is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any national securities exchange upon which shares of Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of certificates to comply with any of those laws, regulations or requirements.

Adopted as of August 2, 2002

ANNEX A

JKC GROUP, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

        This Non-Qualified Stock Option Agreement is entered into as of            between JKC Group, Inc., a New York corporation (the "Company"), and the counterparty named below (the "Grantee").

        In consideration of the services rendered and to be rendered to one or more subsidiaries of the Company by the Grantee and to provide the Grantee with a greater interest as a shareholder in the success of the Company, the Company has granted to the Grantee an option to purchase certain shares of common stock, $.01 par value, of the Company (the "Common Stock") under the Company's 2002 Stock Option Plan (the "Plan"). Accordingly, the parties hereto agree as follows.

        1. Grant of Option. The Company hereby grants to the Grantee the right and option (the "Option") to purchase an aggregate of            shares of Common Stock (the "Shares") at an exercise price of $.    per share.

        2. Option Period. The Option shall expire on the third anniversary of the date hereof, subject to earlier termination as provided in the Plan (the "Option Period").

        3. Exercise of Option. During the Option Period, the Grantee may exercise the Option to purchase up to one-third of the Shares commencing six moths from the date hereof, up to two-thirds of the Shares commencing on 18 months from the date hereof and all or any part of the Shares commencing 30 months from the date hereof. The Option may be exercised by the Grantee delivering to the Company's offices a written notice (an "Exercise Notice") signed by the Grantee stating the number of Shares that the Grantee has elected to purchase and accompanied by payment (in the form prescribed by Section 4 hereof) of an amount equal to the full purchase price for the Shares to be purchased. The Exercise Notice must also contain a statement (in a form acceptable to the Company) that the Grantee is acquiring the Shares for investment. Following receipt by the Company of the Exercise Notice and full payment of the purchase price for the Shares covered thereby, the Company shall instruct its stock transfer agent to issue, as soon as practicable, a certificate representing the Shares so purchased in the name of the Grantee and to deliver the certificate to the Grantee.

        4. Payment Upon Exercise. The purchase price for Shares purchased under the Option shall be payable either (a) by personal check or official bank check, (b) with shares of Common Stock already owned by, and in the possession of, the Grantee or (c) any combination of the forms of payment referred to in clauses (a) and (b) above. Any shares of Common Stock used to satisfy the purchase price of Shares purchased under the Option shall be valued at their fair market value (determined in accordance with the Plan) on the trading day immediately preceding the date of the Exercise Notice. If the Grantee elects to pay any portion of the purchase price for Shares in accordance with clause (b) above, the Exercise Notice shall state the number of shares of Common Stock to be applied toward the purchase price and shall be accompanied by the certificate(s) representing such shares of the Common Stock, together with stock powers therefor duly executed by the Grantee.

        5. Employment. Nothing contained in this Option Agreement shall confer upon the Grantee any right to be continued in the employ of the Company or its subsidiaries. If the Grantee's employment with the Company or any of its subsidiaries is terminated for any reason, the Option shall be exercisable, to the extent then vested pursuant to Section 3 hereof, only during the applicable time period provided in the Plan.

        6. Non-Transferability of Option. The Option shall not be transferable other than by will or by the laws of descent and distribution and may be exercised only by the Grantee.

        7 Incorporation of Plan. The Option is subject to, and governed by, the terms and conditions of the Plan, which are hereby incorporated by reference. This Option Agreement, including the Plan incorporated by reference herein, is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings.

        8. Adjustments Upon Changes in Common Stock. The number of Shares covered by the Option and the exercise price of each Share shall be adjusted as provided in the Plan if the shares of Common Stock, as presently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation.

        9. Restrictions on Resale of Shares. The Grantee agrees that Shares acquired upon exercise of the Option, unless registered for resale under the Securities Act of 1933, may not be sold for a period of one year after the date of exercise. The certificates representing the Shares shall bear a legend reflecting this restriction.

        10. Withholding Tax Liability. The Grantee agrees to pay to the Company, in addition to the purchase price payable with respect to any exercise of the Option, if so requested by the Company at its sole discretion, an amount sufficient to satisfy any withholding tax liability imposed as the result of any exercise of the Option.

        11. Notices. Any notice to be given by the Grantee hereunder shall be sent to the Company at its principal offices, and any notice from the Company to the Grantee shall be sent to the Grantee at the address provided to the Company. All notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

        12. Governing Law. This Agreement, as well as the grant of the Option and issuance of the Shares, shall be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

JKC GROUP, INC.
By:	Name: Title:
GRANTEE:

QuickLinks

JKC GROUP, INC. 2002 STOCK OPTION PLAN
JKC GROUP, INC. NON-QUALIFIED STOCK OPTION AGREEMENT